                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-15445 of The FINOVA Group Inc. and FINOVA Finance Trust on Form S-3 of our report dated February 16, 1996, appearing in the Annual Report on Form 10-K of The FINOVA Group Inc. and subsidiaries for the year ended December 31, 1995 and incorporated by reference in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in the Prospectus.


DELOITTE & TOUCHE LLP

Phoenix, Arizona

November 18, 1996